STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of August 1, 2018 (this “Agreement”), by and between _______(“Stockholder”), residing at _________, and Kadima Capital Partners, LLC (“Purchaser”) c/o the Law Office of R.J. Newman, P.C. 1872 Pleasantville Road, Suite 177, Briarcliff Manor, NY 10510.

WITNESSETH:

WHEREAS, Stockholder is the owner of ______ shares of common stock, par value $.001 per share (the “Shares”), of Oxygen Therapy, Inc. (“Company”), a Delaware corporation with its registered office in the State of Delaware, 160 Greentree Drive # 101, in the City of Dover, Country of Kent, 19904 and its principal executive office located at 233 Needham Street, Suite 300, Newton, MA 02464; and

WHEREAS, Stockholder desires to sell, and Purchaser desires to purchase, all of the Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, agreements and indemnities herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

1. Purchased Shares

Subject to the terms and conditions herein stated, Stockholder hereby agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser hereby agrees to purchase from Stockholder on the Closing Date, all right, title and interest of Stockholder in and to the Shares for a total purchase price of $__________ (the “Purchase Price”).

2. Payment of Consideration

In furtherance of the consummation of the transactions contemplated hereby, Purchaser shall (a) pay the Purchase Price by wire transferring such amount in immediately available funds to Stockholder’s designated account simultaneously with the execution and delivery of this Agreement, and (b) Stockholder shall deliver (i) the stock certificate(s) representing the Shares, accompanied by instruments of transfer duly executed in blank, medallion guaranteed, simultaneously with the execution and delivery of this Agreement, (ii) all of the books and records of Company, (iii) all tangible and intangible assets and (iv) Stockholder shall make its best efforts to facilitate the resulting change in control of Company.

3. Closing Date

3.1 The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before August 15, 2018 or contemporaneously with the execution of this Agreement (the “Closing Date”) unless otherwise extended in writing by the Stockholder and Purchaser. Should Purchaser fail to wire transfer or deliver funds for the Purchase Price to the Stockholder’s designated accounts by 2:30 pm EDT on the Closing Date, this Agreement will terminate.

3.2 In the event that the signing and Closing of the transactions contemplated by this Agreement are not contemporaneous, the following conditions to the Closing must be satisfied to the reasonable satisfaction of each of the Stockholder and Purchaser:

a. the Stock Purchase Agreement between Offer Binder and the Purchaser shall be executed, and the transactions contemplated thereby be complete;

b. there shall be no material breach of any covenant or agreement of Purchaser or Stockholder which has not been waived by the non-breaching party in writing; and,

c. the payment of considerations as set forth in Section 2.1 has been satisfied.

3.3 In any event, the representations and warranties of the Stockholder made in Section 4.1 shall be true and correct in all material respects;

3.4 In any event, the representations and warranties of the Purchaser made in 4.2 shall be true and correct in all material respects;

4. Representations and Warranties

4.1 By Stockholder. Stockholder represents and warrants as follows and acknowledges that Purchaser is relying upon such representations and warranties in connection with the purchase by Purchaser of the Shares:

a. The authorized capital stock of Company consists of 100,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) and 5,000,000 shares of preferred stock; and of such authorized capital, only 19,943,131 shares of common stock (inclusive of the Shares) are outstanding and no shares of preferred stock have been issued, distributed or are outstanding;

b. The Shares and all of the outstanding shares of capital stock are fully paid, non-assessable and have been validly issued and are not subject to any voting agreements or pre-emptive rights;

c. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

d. The Company is a biopharmaceutical company focused on the development and commercialization of first-in-class treatments for hypoxic conditions and necrosis prevention. The Company’s initial targeted medical conditions are wound healing, trauma and stroke. The Company’s lead product candidate, OTI-3012, will be tested as a potent resuscitative agent to treat Cardiac- cerebrovascular accidents. The product is based on a new molecule initially developed for blood substitution. During the next 18 months the Company plans to submit an Investigational New Drug Application to the Food and Drug Administration (FDA) and enter into clinical trials.

e. Except as set forth in the SEC Documents, as defined below, no person, corporation or other entity has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) which has the effect of or is capable of becoming an agreement, option or warrant, for the purchase from Company of any securities (including convertible securities) of Company;

f. All of the Shares are owned by Stockholder as the registered and beneficial owner of record, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, restrictions and demands whatsoever (other than restrictions imposed by federal or state securities laws);

g. Neither Stockholder nor Company is party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the consummation of the transactions provided for herein;

h. No employee or member of management of the Company from inception to the date of this Agreement is entitled to any accelerated payment or severance payment as of the date hereof or shall be entitled to any such payments as a result of their resignations or the transactions contemplated by the Agreement;

i. Stockholder has all requisite power and authority to execute, deliver and perform her obligations under this Agreement; the execution, delivery and performance of this Agreement by Stockholder has been duly authorized by all necessary action on the part of Stockholder; and this Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against him in accordance with its terms;

j. None of the reports, notices, statements and other filings made by Company with the Securities and Exchange Commission (the “SEC Documents”) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. The balance sheets and statements of income, changes in financial position and stockholders’ equity contained in any of the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits). Attached hereto are the unaudited financial statements of the Company as of June 30, 2108 which have not been reviewed by the Company’s auditors (the “Interim Financial Statements”). The Interim Financial Statements fairly and accurately present, in all material respects, the true financial condition and results of operations of the Company as of, and for, the periods presented in such financial statements.

k. Company has no liabilities, fixed or contingent, known or unknown, except to the extent reflected in the SEC Documents and Interim Financial Statements which could not reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, prospects, property or results of operations of the Company (a “Material Adverse Effect”) and which have not arisen otherwise than in the ordinary course of business;

l. The transfer of the Shares as contemplated herein is not restricted by any State or Federal securities law and such transfer is permitted under Section 4(a)(2) of the Securities Act of 1933, as amended.

m. (i) Except as disclosed in the SEC Documents, the business of Company has been operated in the ordinary course, (ii) there has been no material adverse change in the financial condition, operations or business of Company from that reflected in the SEC Documents and Interim Financial Statements, and Company has not incurred any material obligation or liability except in the ordinary course of business, and (iii) there has not been any (A) declaration, setting aside the payment of any dividend or other distribution with respect to the capital stock of Company, (B) direct or indirect redemption, purchase or other acquisition by Company of any of its capital stock, or (C) increase in the rate of salary or compensation paid or payable by Company to Stockholder or any other officer, director or employee of Company. Except as disclosed in the SEC Documents and Interim Financial Statements, the Company is not in default of any of its obligations (including, but not limited to, all leases to which Company is a party or by which Company is bound, whether for realty or personality);

n. Company has, to the date hereof, filed all tax returns and paid or made adequate reserve on its books for all taxes, assessments and other impositions as and to the extent required by law;

o. Except with respect to the filings that have not been made with the Securities and Exchange Commission since December 27, 2017, the Company is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business, and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted except where such failure to company would not have a Material Adverse Effect on the Company;

p. Company does not own any real estate or any interest therein; and Stockholder has previously delivered to Purchaser true and complete copies of all leases respecting real estate to which Company is a party or by which Company may be bound;

q. Company has no insurance that is currently in effect;

r. Company is not a party to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person;

s. Company does not maintain and is not required to make any contributions to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person;

t. there is no past, pending or, to the knowledge of the Stockholder, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against or relating to Company’s business or Stockholder;

u. Company has the valid right to utilize all trade names and other intellectual property utilized in its business, and has not received notice of any claimed infringement of such intellectual property with the rights or property of any other person; and

v. Neither Stockholder nor Company has any knowledge of any fact, event, circumstance or condition that would materially impair Company’s ability to continue its normal operations as heretofore conducted (other than general, industry-wide conditions);

4.2 By Purchaser. Purchaser represents and warrants as follows and acknowledges that Stockholder is relying upon such representations and warranties in connection with the sale by Stockholder of the Shares:

a. Purchaser has all requisite power and authority to execute, deliver and perform his obligations under this Agreement; the execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action on the part of Purchaser; and this Agreement constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms;

b. Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument or charter provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the consummation of the transactions provided for herein; and

c. Purchaser is purchasing the Shares for its own account for investment purposes, and not with a view to the distribution thereof in violation of any applicable securities laws.

5 Survival of Representations and Warranties

5.1 Stockholder. The representations and warranties of Stockholder contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the consummation of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Purchaser, shall continue in full force and effect for the benefit of Purchaser and any claim in respect thereof shall be made in writing:

a. with respect to representations and warranties of Stockholder, relating to matters other than tax matters for a period of 12 months after the Closing Date;

b. with respect to representations and warranties of Stockholder, relating to tax liability or other tax matters, within the period commencing on the Closing Date and expiring on the date on which the last applicable limitation period (without giving effect to any voluntary extension(s) hereafter granted by or on behalf of Company) under any applicable taxation legislation expires with respect to any fiscal year of Company which is relevant in determining any relevant tax liability of Company; and

c. any claim for Loss (as defined in section 8.1 hereof) or any liability of Company arising from the conduct of the business of Company prior to the Closing Date shall survive the Closing.

5.2 Purchaser. The representations and warranties of Purchaser contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Stockholder, shall continue in full force and effect for the benefit of Stockholder and any claim in respect thereof shall be made in writing for a period of 12 months after the Closing Date.

5.3 General. The provisions of this Section 5 respecting the expiration of claims periods is expressly subject to Section 8.3 hereof.

6 Transfer

6.1 Transfer. Once Purchase Price is received into Stockholder’s designated accounts by wire transfer, this Agreement will operate as an immediate and effective transfer of the shares by Stockholder to Purchaser as of the Closing Date. The parties agree to do all such other acts and things as may be necessary to give effect to the provisions hereof, and without limiting the generality of the foregoing, to validly and effectively transfer the Shares from Stockholder to Purchaser as at the Closing Date, and to disclose the resulting change in control of Company in a current report on Form 8-K to be filed with the SEC following the Closing. Once the Purchase Price has been received into to Stockholder’s designated account, this Agreement will constitute, and may be presented to Company and its transfer agent and registrar as, Stockholder’s irrevocable authorization to transfer the record ownership of the Shares to Purchaser on the stock transfer ledger of Company.

7 Additional Agreements

7.1 Resignations and Actions by Board Prior to Closing.

a. Stockholder shall resign as the Chief Executive Officer, and as member of the Board of Directors of Company at the Closing and, as a condition to Closing shall shall cause all other directors and officers to resign and deliver at the Closing letters of resignation (“Letters of Resignation”) that provide that there has been no disagreement with the Company over any of its operations, policies or procedures that would require disclosure in an 8-K..

b. Stockholder shall remain on the board of directors and shall obtain board approval for and sign, or obtain the signature of Ola Solderquist as CFO of the Company for, the 10-K for the period ended December 31, 2017 and 10Qs for the periods ended March 30, 2018 and June 30, 2018.

c. If the Company determines that Schedule 14 F-1 is required to be filed with the Securities and Exchange Commission (the “SEC”), then, at the request of the Purchaser, the Stockholder shall remain as a director and the Resignation Letters shall provide that the other directors shall remain as directors and Stockholder and other directors shall resign, and the Letters of Resignation shall provide that the other directors shall resign, effective 10 days after the Company’s Schedule 14 f-1 is filed with the SEC and disseminated to the Company’s shareholders.

d. During the period of time between the execution and Closing the Stockholder and if necessary thereafter shall cause the board of directors to approve any action solely with the written consent of the Purchaser, including, without limitation any issuances of the Company’s Common Stock, options, warrants or any debt instrument or other security convertible into Common Stock or preferred stock of the Company and Stockholder shall not vote to approve any action by the Company without the prior written consent of the Purchaser.

e. Stockholder shall vote as a director to cause Purchaser to be elected as a director and chief executive officer of the Company upon the Closing and to allow Purchaser to designate relevant candidates to be elected as chief business officer and vice presidents.

f. Stockholder shall cause Purchaser to become sole signatory on the Company’s bank account.

7.2 The Representations and Warranties of the Stockholder in Section 4.1 shall be true and correct as of the time of the Closing and shall remain in effect for the period provided in Section 5.1.

7.3 The Representations and Warranties of the Purchaser in Section 4.2 shall be true and correct as of the time of the Closing and shall remain in effect for the period provided in Section 5.1.

7.4 Each of Stockholder and Purchaser shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize the transactions contemplated by this Agreement and the execution and delivery of this Agreement and other agreements, understandings and documents contemplated hereby, and shall cause all necessary meetings of directors and stockholders to be held for such purpose.

7.5 Stockholder agrees to assume and be liable for any and all liabilities and obligations of Company, and any of its affiliates of any kind or nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due, arising out of or in connection with the operation of the business of Company prior to the Closing Date and indemnify Company against any Loss (as defined below) in connection therewith including, without limitation, a claim of trademark infringement up to a maximum amount equal to the Purchase Price.

7.6 Except for any Form 3, 4 or 5 to be filed on behalf of the Stockholder, the Purchaser hereby agrees that it shall cause the Company file any and all necessary reports with the SEC, including but not limited to any Schedule 13D or Form 8-K.

8 Indemnification

8.1 Each party hereto agrees to indemnify and hold harmless the other party from and in respect of any cost, claim, loss, damage, liability or expense (a “Loss”) which such other party may suffer or incur, whether at law or in equity, arising out, resulting from a breach of this Agreement or in connection with the inaccuracy of any representation or warranty contained herein, for the time periods provided in Section 5.1 hereof.

8.2 Subject to the provisions of this Section 8.2, the indemnification for a Loss by each party shall be subject to a maximum amount, including fees and expenses, equal to the Purchase Price. Notwithstanding the foregoing, in the event that the price of the Common Stock per share is in excess of $1.00 per share the indemnification by Stockholder shall be subject to a maximum amount of $100,000.

8.3 No claim for indemnification will arise until written notice thereof is given to the party from whom indemnification is sought or claimed (the “Indemnitor”). Such notice shall be sent within a reasonable time following the determination by the party seeking indemnification (the “Indemnitee”) that a claim for indemnity may exist. In the event that any legal proceedings shall be instituted or any claim or demand is asserted by any third person in respect of which either party may seek any indemnification from the other party, the Indemnitee shall give or cause to be given to the Indemnitor written notice thereof and the Indemnitor shall have the right, at its option and expense, to be present at the defense of such proceedings, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times remain with the Indemnitee, unless the Indemnitor irrevocably acknowledges full and complete responsibility for indemnification of the Indemnitee in respect of the subject claim, in which case the Indemnitor may assume such control through counsel of its choice; provided, however, that no settlement shall be entered into without the Indemnitee’s prior written consent (which shall not be unreasonably withheld). The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

8.4 Notwithstanding anything in this Agreement to the contrary, the indemnity provided for in this Section 8 shall apply to any Loss, whether or not the actual amount thereof shall have been ascertained prior to the final day upon which a claim for indemnity with respect thereto may be made hereunder in accordance with Section 5 hereof, so long as written notice thereof shall have been given to the party from whom indemnification is sought prior to said date, setting forth specifically and in reasonable detail, so far as is known, the matter as to which indemnification is being sought, but nothing herein shall be construed to require payment of any claim for indemnity until the actual amount payable shall have been finally ascertained.

9 Notices

Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when sent by certified or registered mail or by hand, addressed to the addresses set forth on the first page of this Agreement or to such other address furnished by notice given in accordance with this Section 9.

10 Governing Law/Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws that would result in the application of the substantive laws of another jurisdiction. In the event there is any dispute between the parties as to their rights and obligations under this Agreement, the parties irrevocably submit to the jurisdiction of any state or federal court sitting in the State and City of New York, and waive any defense of inconvenient forum to the maintenance of any action so brought.

11 Entire Agreement

This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. There are no verbal statements, representations, warranties, undertakings or agreements between the parties. This agreement may be amended only by an instrument in writing signed by both parties.

12 Assignment

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, which consent may be withheld in either party’s sole and absolute discretion, except that Purchaser may assign its rights hereunder to Company without Stockholder’s consent.

13 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STOCKHOLDER

Name:

PURCHASER

KADIMA CAPITAL PARTNERS, LLC

Name: Daniel Teper
Title: Member